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                                   EXHIBIT 11
                        J. BAKER, INC. AND SUBSIDIARIES
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE*
                                  (UNAUDITED)



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                                                                                                    Quarter Ended

                                                                                            April 30,               May 1,
                                                                                              1994                   1993
                                                                                            --------               --------
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PRIMARY:

Net Earnings                                                                              $ 3,197,785             $2,482,799
                                                                                          ===========             ==========


Weighted average number of common
    shares outstanding                                                                     13,813,399             13,538,023
                                                                                          ===========             ==========

Earnings Per Share                                                                             $0.231                 $0.183
                                                                                          ===========             ==========



ASSUMING FULL DILUTION:

Net Earnings1                                                                             $ 3,981,785             $3,254,549
                                                                                          ===========             ==========

Weighted average number of common
    shares outstanding                                                                     13,813,399             13,538,023

Dilutive effect of outstanding stock options                                                  312,927                346,576
Dilutive effect of convertible subordinated debt                                            4,341,085              4,341,085
                                                                                          -----------             ----------

Weighted average number of common
    shares as adjusted                                                                     18,467,411             18,225,684
                                                                                          ===========             ==========

Earnings per share                                                                             $0.216                 $0.179
                                                                                          ===========             ==========


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1  For the purpose of calculating fully diluted earnings per share the conversion of the 7% convertible debt results in an after tax benefit from reduced interest expense.

* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.

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